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                                                               Execution Version

                                                                    Exhibit 10.5

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

     This Intercreditor and Subordination Agreement (this "Agreement"), dated as of November 15, 2005, is among Citibank Texas, N.A. (formerly known as First American Bank, SSB), as Administrative Agent (in such capacity, with its successors and assigns, the "Senior Administrative Agent") for the Senior Revolving Lenders, BNP Paribas, as Subordinated Administrative Agent, Parallel Petroleum Corporation, a Delaware corporation and Parallel, L.P., a Texas limited partnership (the "Borrowers") and Parallel, L.L.C., a Delaware limited liability company (a "Subsidiary" and "Guarantor")

     WHEREAS, the Borrowers, the Senior Administrative Agent and other Senior Revolving Lenders have entered into the Senior Revolving Credit Agreement, pursuant to which such financial institutions have agreed, subject to the terms and conditions thereof, to make loans and extend other financial accommodations to the Borrowers; and

     WHEREAS, the Borrowers propose to enter into the Term Loan Agreement; and

     WHEREAS, it is a condition precedent to the obligations of the Term Lenders under the Term Loan Agreement that the Borrowers execute and deliver this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

                                  ARTICLE XIII
                                 DEFINED TERMS.

     Section 13.01 Each capitalized term used in this Agreement, but not defined herein, shall have the meaning ascribed such term in the Term Loan Agreement.

     Section 13.02 The following terms have the following meanings when used in this Agreement:

     "Blockage Period" means a Non-Payment Blockage Period or a Payment Blockage Period.

     "Eligible Swap Agreement" means any present or future Swap Agreement between either of the Borrowers or any Subsidiary and any Senior Revolving Lender or any Affiliate of any Senior Revolving Lender. For the avoidance of doubt, a Swap Agreement ceases to be an Eligible Swap Agreement if the Person that is the counterparty to such Borrower under a Swap Agreement ceases to be a Senior Revolving Lender under the Senior Revolving Credit Agreement (or, in the case of an Affiliate of a Senior Revolving Lender, the Person affiliated therewith ceases to be a Senior Revolving Lender under the Senior Revolving Credit Agreement).


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     "Enforcement Action" means, with respect to any Subordinated Obligations:
any enforcement of any right or remedy including any enforcement or foreclosure of Liens granted by the Borrowers or any Subsidiary to secure any or all of such Subordinated Obligations, any enforcement or foreclosure of Liens on any capital stock or other equity interests in the Borrowers or any Subsidiary which may be granted by the Borrowers or their Subsidiaries or any holder of equity in the Borrowers to secure any or all of such Subordinated Obligations, or any other efforts to collect proceeds from the Borrowers' or any of their Subsidiary's assets or properties (including proceeds of production) to satisfy the Subordinated Obligations, including, without limitation, the commencement, or the joining with any other creditor of the Borrowers or any Subsidiary in the commencement of any Insolvency Proceeding against the Borrowers or any Subsidiary; provided, that none of the following shall constitute an Enforcement
Action: (a) acceleration of any of the Subordinated Obligations following acceleration of any of the Senior Indebtedness (provided that such acceleration of Senior Indebtedness has not previously been rescinded), (b) acceleration of any of the Senior Indebtedness following acceleration of any of the Subordinated Obligations (provided that such acceleration of the Subordinated Obligations has not previously been rescinded), (c) actions by any Term Lender to obtain possession of or receive Reorganization Securities, or (d) taking any action described above during the existence of any Insolvency Proceeding subject to the jurisdiction of a court of competent authority.

     "Insolvency Proceeding" shall mean (a) any voluntary or involuntary case, action, or proceeding before any Governmental Authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under U.S. Federal, state, or foreign law.

     "Non-Payment Blockage Period" means, with respect to any Non-Payment Default, the period from and including the date of receipt by the Term Lenders or the Subordinated Administrative Agent or other representative of a Non-Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness have been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness or by any Affiliate of any such holder, have expired, terminated or fully collateralized in cash, (b) the 179th day after receipt of such Non-Payment Default Notice, (c) the date on which the Non-Payment Default which is the subject of such Non-Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured, or ceased to exist, or (d) the date upon which the Person(s) giving such Non-Payment Default Notice notify the Term Lenders or the Subordinated Administrative Agent or other representative in writing of the termination of such Non-Payment Blockage Period.

     "Non-Payment Default" means the occurrence of any event under any Senior Revolving Document evidencing Senior Indebtedness, not constituting a Payment Default, which gives the holder(s) of such Senior Indebtedness, or an agent or representative acting on behalf of such holder(s), the right to cause the maturity of such Senior Indebtedness to be accelerated


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immediately without any further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period.

     "Non-Payment Default Notice" means a written notice from or on behalf of the Senior Indebtedness Representative that a Non-Payment Default has occurred and is continuing which identifies such Non-Payment Default and specifically designates such notice as a "Non-Payment Default Notice".

     "Payment Blockage Period" means, with respect to any Payment Default or Senior Indebtedness Acceleration, the period from and including the date of receipt by the Term Lenders or the Subordinated Administrative Agent or other representative of a Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness have been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness or by any Affiliate of any such holder, have expired, terminated or fully collateralized in cash, (b) if such Payment Default Notice relates to a Payment Default, the date on which the Payment Default which is the subject of such Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured or ceased to exist, or if such Payment Default Notice relates to a Senior Indebtedness Acceleration, the date on which such acceleration is rescinded, annulled or ceased to exist, or (c) the day upon which the Person(s) giving such Payment Default Notice notify the Term Lenders or the Subordinated Administrative Agent or other representative in writing of the termination of such Payment Blockage Period.

     "Payment Default" means a default by either of the Borrowers or any Guarantor in the payment of any amount owing with respect to the Senior Indebtedness, whether with respect to principal, interest, premium, letter of credit reimbursement obligations, commitment fees or letter of credit fees or otherwise when the same becomes due and payable, whether at maturity or at a date fixed for payment of an installment or prepayment or by declaration or acceleration or otherwise.

     "Payment Default Notice" means a written notice from or on behalf of the Senior Indebtedness Representative that either (i) a Payment Default with respect to such Senior Indebtedness has occurred and is continuing, or (ii) a Senior Indebtedness Acceleration with respect to such Senior Indebtedness has occurred and is continuing.

     "Reorganization Securities" means (a) debt securities that are issued pursuant to an Insolvency Proceeding the payment of which is subordinate and junior at least to the extent provided in this Agreement to the payment of the Senior Indebtedness outstanding at the time of the issuance thereof (including any refinancing of Senior Indebtedness pursuant to an Insolvency Proceeding) and to the payment of all debt securities issued in exchange for such Senior Indebtedness in such Insolvency Proceeding (whether such subordination is effected by the terms of such securities, an order or decree issued in such Insolvency Proceeding, by agreement of the Term Lenders or otherwise), or (b) equity securities that are issued pursuant to an Insolvency Proceeding; provided, in either case, that such securities are authorized by an order or decree made by a court of competent jurisdiction in such Insolvency Proceeding.


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     "Required Senior Revolving Lenders" means Senior Revolving Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Senior Indebtedness, or if no principal amount of Loans or letters of credit is then outstanding, Senior Revolving Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the total commitments.

     "Senior Indebtedness" means and includes (a) all principal indebtedness for loans now outstanding or hereafter incurred, and all letter of credit reimbursement obligations now existing or hereafter arising, under the Senior Revolving Credit Agreement, provided that the aggregate outstanding principal amount of Senior Indebtedness under this clause (a) shall not exceed $350,000,000 at any time, and provided further, that if the aggregate principal amount of Senior Indebtedness (constituting principal and letter of credit reimbursement obligations) shall exceed $350,000,000, then the subordination of the Term Notes as contemplated by this Agreement to the Senior Indebtedness of $350,000,000 or less shall not be impaired, (b) all amounts now or hereafter owing to any of the Senior Revolving Lenders or any of their Affiliates under any Eligible Swap Agreement, (c) all interest accruing on the Senior Indebtedness described in the preceding clauses (a) and (b), and (d) all other monetary obligations (whether now outstanding or hereafter incurred) for which either of the Borrowers or any Guarantor is responsible or liable as obligor, guarantor or otherwise under or pursuant to any of the Senior Revolving Credit Documents including, without limitation, all fees, penalties, yield protections, breakage costs, damages, indemnification obligations, reimbursement obligations, and expenses (including, without limitation, fees and expenses of counsel to the Senior Indebtedness Representative and the Senior Revolving Lenders) together with interest on the foregoing to the extent provided for in the Senior Revolving Credit Documents. The interest described in the preceding clause (c) and the premiums and penalties described in the preceding clause (d) include, without limitation, all interest accruing after the commencement of any Insolvency Proceeding under the terms of the Senior Revolving Credit Documents whether or not such interest constitutes an allowed claim in any such Insolvency Proceeding.

     "Senior Indebtedness Acceleration" means with respect to the Senior Indebtedness that the holder or holders of such Senior Indebtedness, or an agent or representative on behalf of such holder or holders, have caused the maturity of such Senior Indebtedness to be accelerated.

     "Senior Indebtedness Default" means a Payment Default or a Non-Payment Default.

     "Senior Indebtedness Representative" means (a) initially, Citibank Texas, N.A., as administrative agent for the Senior Revolving Lenders under the Senior Revolving Credit Agreement or (b) such other Person selected by the Majority Lenders (as such term is defined in the Senior Revolving Credit Agreement) to replace Citibank Texas, N.A. or the then Senior Indebtedness Representative.

     "Senior Revolving Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of the September 27, 2004 among the Borrowers, Citibank Texas, N.A. (formerly known as First American Bank, SSB), as administrative agent and the financial institutions listed therein from time to time as Senior Revolving Lenders, as amended by that First Amendment, dated December 15, 2004, the Second Amendment, dated April 1, 2005, the Third Amendment, dated October 13, 2005 and the Fourth Amendment, dated November 15, 2005, and as from time to time hereafter renewed, extended, amended, supplemented, or restated,


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and any agreements representing the refinancing, replacement, or substitution in whole or in part of the revolving credit loans and letter of credit liabilities made or incurred under such Senior Revolving Credit Agreement.

     "Senior Revolving Credit Documents" means, collectively, (a) the Senior Revolving Credit Agreement and the Eligible Swap Agreements, (b) any note, bond or other instrument evidencing Senior Indebtedness, (c) all mortgages, security agreements, pledge agreements or financing statements evidencing, creating or perfecting any Lien to secure the Senior Indebtedness in any way, (d) all guarantees of the Senior Indebtedness, (d) all other documents, instruments or agreements relating to the Senior Indebtedness now or hereafter executed or delivered by and among the Borrower, any Subsidiary, the Senior Indebtedness Representative or any Senior Revolving Lender or any Affiliate thereof, including without limitation each of the other the "Loan Documents" as such term is defined in the Senior Revolving Credit Agreement, and (e) all renewals, extensions, amendments, modifications or restatements of the foregoing.

     "Senior Revolving Lenders" means all Persons which now or hereafter constitute a "Lender" under the Senior Revolving Credit Agreement and their respective successors and assigns, and all Persons refinancing any Senior Indebtedness and their respective successors and assigns.

     "Standstill Period" means the period beginning with the commencement of a Blockage Period and ending on the earliest of (a) the date when the Senior Indebtedness Default giving rise to such Blockage Period has been cured or waived in writing, (b) the date of the repayment in full in cash of the Senior Indebtedness, (c) the date that is 179 days after the commencement of a Blockage Period, (d) the end of the Non-Payment Blockage Period applicable to a Non-Payment Default, (e) the date on which the Senior Indebtedness shall have been declared due and payable prior to its stated maturity or any holder of Senior Indebtedness commences proceedings to collect any Senior Indebtedness or realize upon any material part of the collateral for any Senior Indebtedness and
(f) the date upon which any Insolvency Proceeding is commenced.

     "Subordinated Obligations" means any and all indebtedness (whether for principal, interest, fees, indemnifications or otherwise, but not expenses) now or hereafter owing by the Borrowers or any Subsidiary under or in connection with the Term Loan Agreement, the Term Notes, any other Term Loan Document or any mortgage, guaranty or other security instrument given in connection therewith, and any letter agreement or other agreement providing for payment of fees in connection therewith.

     "Subordinated Administrative Agent" means BNP Paribas, in its capacity as administrative agent for the Term Lenders under the Term Loan Agreement, together with any successors in such capacity.

     "Term Lenders" means all Persons which now or hereafter constitute a "Lender" under the Term Loan Agreement and their respective successors and assigns, and all Persons refinancing any Subordinated Obligations and their respective successors and assigns.

     "Term Loan Agreement" means that certain Second Lien Term Loan Agreement dated as of November 15, 2005 among the Borrower, BNP Paribas, as administrative agent and the


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financial institutions listed therein from time to time as Term Lenders, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the loans made or incurred under such Term Loan Agreement.

     "Term Loan Documents" means, collectively, (a) the Term Loan Agreement, (b) the Term Notes and any other note, bond or other instrument evidencing Subordinated Obligations, (c) all mortgages, security agreements, pledge agreements or financing statements evidencing, creating or perfecting any Lien to secure the Term Loan Agreement and the Term Notes in any way, (d) all guarantees thereof, (d) all other documents, instruments or agreements relating to the Term Loan Agreement or the Term Note now or hereafter executed or delivered by and among the Borrower, any Subsidiary, the Subordinated Administrative Agent or any Term Lender, including without limitation each of the other the "Loan Documents" as such term is defined in the Term Loan Agreement, and (e) all renewals, extensions, amendments, modifications or restatements of the foregoing.

     "Term Notes" means each promissory note issued under the Term Loan Agreement evidencing the term loans made pursuant to the term thereof, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part thereof.

                                  ARTICLE XIV
                                 SUBORDINATION

     Section 14.01 Subordination of Obligations; Permitted Payments.

          (a) Subordination of Obligations. The Borrowers and each Subsidiary covenant and agree, and each Term Lender covenants and agrees, that the payment of the Subordinated Obligations shall, to the extent set forth in this Agreement, be subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. Except as otherwise specifically provided herein, neither of the Borrowers nor any Subsidiary may make, and no Term Lender shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff or otherwise other than Reorganization Securities) of any properties or assets of the Borrowers or any Subsidiary on account of or in respect to the Subordinated Obligations until the holders of the Senior Indebtedness have been paid in full in cash (subject to reinstatement under Section 14.10).

          (b) Permitted Payments. Except under circumstances when the terms of
Section 14.02, Section 14.03, or Section 14.05 hereof are applicable, the Borrowers may make and the Term Lenders may accept periodic payments scheduled under the terms of the Term Loan Documents (as in effect on the date hereof or as amended consistent with the provisions hereof) excluding any payments required upon accelerated maturity of the Term Notes (a "Scheduled Payment").


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     Section 14.02 Payment Default or Acceleration. Except under circumstances when the terms of Section 14.05 of this Agreement are applicable, if (a) a Payment Default or Senior Indebtedness Acceleration shall have occurred and be continuing and (b) the Term Lenders or the Subordinated Administrative Agent or other representative shall have been furnished a Payment Default Notice, then neither of the Borrowers nor any Subsidiary may make, and no Term Lender shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of the Borrowers or any Subsidiary on account of the Subordinated Obligations during the Payment Blockage Period; provided, however, that in the case of any Scheduled Payment on or in respect of any Subordinated Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period pursuant to the terms of the Term Notes as in effect on the date hereof or as amended consistent with the provisions of this Agreement, the provisions of this Section
14.02 shall not prevent the making and acceptance of such Scheduled Payment, together with any additional default interest as is due on the Term Notes, on or after the date immediately following the termination of such Payment Blockage Period. In the event that, notwithstanding the foregoing, either the Borrowers or any Subsidiary shall make any payment or distribution to any Term Lender prohibited by the foregoing provisions of this Section 14.02, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness is paid in full in cash.

     Section 14.03 Non-Payment Default. Except under circumstances when the terms of Section 14.02 or Section 14.05 of this Agreement are applicable, if (a) a Non-Payment Default shall have occurred and be continuing, (b) the Term Lenders or the Subordinated Administrative Agent or other representative shall have been furnished a Non-Payment Default Notice and (c) no Non-Payment Default Notice shall have been given within the 360 day period immediately preceding the giving of such Non-Payment Default Notice, then neither the Borrowers nor any Subsidiary may make, and no Term Lender shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of the Borrowers or any Subsidiary on account of the Subordinated Obligations during the Non-Payment Blockage Period; provided, however, that in the case of any Scheduled Payment on or in respect of any Subordinated Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Blockage Period pursuant to the terms of the Term Notes as in effect on the date hereof or as amended consistent with the requirements of this Agreement, the provisions of this Section 14.03 shall not prevent the making and acceptance of such Scheduled Payment, together with any additional default interest as is due on the Term Notes, on or after the date immediately following the termination of such Non-Payment Blockage Period. In the event that, notwithstanding the foregoing, the Borrowers or any Subsidiary shall make any payment or distribution to any Term Lender prohibited by the foregoing provisions of this Section 14.03, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness is paid in full in cash.


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     Section 14.04 Standstill. At any time that the Term Lenders are not permitted to receive payments on the Subordinated Obligations pursuant to either
Section 14.02 or Section 14.03 of this Agreement, the Term Lenders and the Subordinated Administrative Agent or other representative of the Term Lenders will not commence any Enforcement Action relative to the Borrowers or any Subsidiary during the Standstill Period. Upon the termination of the Standstill Period, the Term Lenders may exercise all rights or remedies they may have in law or equity, subject to the rights of the holders of the Senior Indebtedness under this Agreement; provided, however, that (a) if a Standstill Period terminates pursuant to clause (e) thereof, no Term Lender and no agent or representative thereof shall exercise any remedies against, or attempt to foreclose upon, garnish, sequester or execute upon, any Property constituting collateral for the Senior Indebtedness (other than to file or record any judgment Liens it may have obtained against such collateral) during the period that such Standstill Period would have been in effect but for termination pursuant to clause (e) of the definition of "Standstill Period"; and (b) the Payment Blockage Period or the Non-Payment Blockage Period, as the case may be, if not also terminated, shall continue for its full period notwithstanding the termination of the Standstill Period. Notwithstanding the foregoing, no Standstill Period may be commenced while any other Standstill Period exists or within 180 days following the termination of any prior Standstill Period (provided that this sentence shall not relieve any Term Lender of its obligation to provide notice under Section 14.09 of this Agreement).

     Section 14.05 Insolvency; Bankruptcy; Etc. In the event of the institution of any Insolvency Proceeding relative to the Borrowers or any Subsidiary, then:

          (a) The holders of the Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the Term Lenders are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities (other than Reorganization Securities) on account of the Subordinated Obligations.

          (b) Any direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities, by setoff or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations but for the provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution, whether the Borrower, a Subsidiary of the Borrower, a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Indebtedness or the Senior Indebtedness Representative, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid; provided, however, that no such delivery of any Reorganization Securities shall be made to any holders of the Senior Indebtedness. In the event that, notwithstanding the foregoing provisions of this Section 14.05, any Term Lender shall have received any such payment or distribution of any kind or character, whether in cash, Property or securities, by setoff or otherwise, before all Senior Indebtedness is paid in full in cash, which is to be paid to the holders of the Senior Indebtedness under the foregoing provisions of this Section 14.05, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash.


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          (c) If no proof of claim is filed in any Insolvency Proceeding with respect to any Subordinated Obligations by the tenth day prior to the bar date for any such proof of claim, the Senior Indebtedness Representative may, after notice to the Term Lenders or the Subordinated Administrative Agent or other representative, file such a proof of claim on behalf of the Term Lenders, and each Term Lender hereby irrevocably appoints the Senior Indebtedness Representative as its agent and attorney-in-fact for such limited purpose; provided, that the foregoing shall not confer to the holder of any Senior Indebtedness the right to vote on behalf of the Term Lenders in any Insolvency Proceedings.

     Section 14.06 No Impairment. No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or any Subsidiary or by any non-compliance by the Borrowers or any Subsidiary with the terms, provisions, and covenants of this Agreement, the Term Loan Agreement or the Term Notes, regardless of any knowledge thereof any such Term Lender may have or be otherwise charged with. The provisions of this Agreement shall be enforceable directly by any present or future holder of the Senior Indebtedness and/or the Senior Indebtedness Representative.

     Section 14.07 Rights of Creditors; Subrogation. The provisions of this Agreement are for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand, and the Term Lenders on the other hand, and nothing herein shall impair, as between the Borrowers and the Guarantors and the Term Lenders, the obligation of the Borrowers and the Guarantors, which are unconditional and absolute, to pay to the Term Lenders the principal thereof and interest thereon in accordance with their terms and the provisions thereof, nor shall anything herein, except as otherwise provided in Section 14.04 of this Agreement, prevent the Term Lenders from exercising all remedies otherwise permitted by applicable law or hereunder upon default under the Term Loan Agreement or under the Term Notes (including the right to demand payment and sue for performance thereof and of the Term Notes and to accelerate the maturity thereof as provided by the terms of the Term Notes), subject to the rights of holders of the Senior Indebtedness under this Agreement. Upon payment in full of the Senior Indebtedness in cash and termination of the commitments of any holder of the Senior Indebtedness to make loans or extensions of credit, and expiration or termination of all letters of credit issued by any holder of the Senior Indebtedness, or by any Affiliate of any such holder, the Term Lenders shall, to the extent of any payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness pursuant to the provisions of this Agreement, be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Borrowers or any Guarantor made on Senior Indebtedness (and any security therefor) until the Subordinated Obligations shall be paid in full (and, for this purpose, no such payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness shall be deemed to have discharged the Subordinated Obligations), and, for the purposes of such subrogation, no payments to the holders of the Senior Indebtedness of any cash, assets, stock, or obligations to which the Term Lenders would be entitled except for the provisions of this Agreement shall, as between the Borrowers and the Guarantors, any of their respective creditors (other than the holders of the Senior Indebtedness), and the Term Lenders, be deemed to be a payment by the Borrowers or any Guarantor to or on account of Senior Indebtedness. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the


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operation of any provision of this Agreement shall not be construed as preventing the occurrence of an Event of Default.

     Section 14.08 Payments on Senior Indebtedness. In the event that any Term Lender determines in good faith that evidence is required with respect to the right of any holder of the Senior Indebtedness to participate in any payment or distribution pursuant to this Agreement or the amount of such participation, such Term Lender may request such Person to furnish evidence to the reasonable satisfaction of such Term Lender as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Agreement, and if such evidence is not furnished, such Term Lender may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; provided that, upon the written request of such Person to such Term Lender, such payment shall be made to the court having jurisdiction over such judicial determination or to another Person mutually satisfactory to such Person and such Term Lender, as escrowee, to be held and invested pending such judicial determination in accordance with such instructions as shall be mutually satisfactory to such Person and such Term Lender and upon such judicial determination becoming final and non-appealable to be distributed in accordance therewith to the Person entitled thereto.

     Section 14.09 Notice of Acceleration, Enforcement Action.

          (a) Each Term Lender agrees that in the event any Event of Default shall occur, and as a result thereof, any Term Lender or the Subordinated Administrative Agent or other representative of such Term Lender accelerates maturity of the Term Notes, then such Term Lender or the Subordinated Administrative Agent or other representative shall give prompt (and in any event within three (3) Business Days) notice thereof in writing to the holders of the Senior Indebtedness or the Senior Indebtedness Representative. Neither the Borrowers nor any Subsidiary may pay the Term Notes until ten (10) Business Days after the Senior Indebtedness Representative receives the notice described above and, after that ten (10) Business Day period, may pay the Term Notes, and the Term Lenders may receive or collect such payment, only if the provisions of this Agreement do not prohibit such collection or payment at that time.

          (b) Each Term Lender agrees that in the event any Event of Default shall occur, and as a result thereof, any Term Lender or the Subordinated Administrative Agent or other representative of such Term Lender intends to commence any Enforcement Action, then such Term Lender or the Subordinated Administrative Agent or other representative shall first deliver notice thereof in writing to the Senior Indebtedness Representative both (i) not less than ten
(10) days prior to taking any such Enforcement Action, and (ii) one (1) Business Day after such Enforcement Action is taken.

     Section 14.10 Reinstatement. The provisions of this Agreement shall remain in force and effect until the indefeasible payment in full of all Senior Indebtedness and the termination of all commitments of any holder of the Senior Indebtedness to make loans or extensions of credit, and expiration or termination of all letters of credit issued by any holder of the Senior Indebtedness or by any Affiliate of any such holder. To the extent any payment of or distribution in respect of the Senior Indebtedness (whether by or on behalf of the Borrowers or any of their Subsidiaries, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to the Borrowers or any Subsidiary or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, the Borrowers or any Subsidiary or such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred and the provisions of this Agreement shall continue to be applicable in respect of said reinstated Senior Indebtedness.

     Section 14.11 Rights of Holders of the Senior Indebtedness. The holders of the Senior Indebtedness may, at any time and from time to time subject to the terms of the Senior Indebtedness, at their discretion and without the consent of or notice to the Term Lenders or the Subordinated Administrative Agent or other representative of the Term Lenders, without incurring responsibility to the Term Lenders and without impairing or releasing the subordination or other benefits provided in this Agreement or the obligations hereunder of the Term Lenders to the holders of the Senior Indebtedness, deal with the Senior Indebtedness and any Senior Revolving Credit Document in any manner consistent with this Agreement, including without limitation: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, increase (but not in excess of the cap provided for in the definition of "Senior Indebtedness"), alter, amend or restate the Senior Indebtedness or any instrument evidencing the same or any covenant or agreement under which Senior Indebtedness is outstanding or secured or any liability of any obligor thereon; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the payment of Senior Indebtedness; (d) waive any default under Senior Indebtedness and exercise or refrain from exercising any rights or remedies against the Borrower, any Subsidiary or any other Person; and (e) require and accept Liens on any Property to secure the Senior Indebtedness. The foregoing provisions are not intended to permit a change to the definition of "Senior Indebtedness".

     Section 14.12 Identity of Term Lenders for Notice Purposes. For purposes of any notice required or permitted to be given hereunder by the holders of the Senior Indebtedness or the Senior Indebtedness Representative to the Term Lenders, or any of them, the holders of the Senior Indebtedness and the Senior Indebtedness Representative shall be entitled to rely, conclusively, on the identity and address of each Term Lender as set forth in the Term Loan Agreement or as otherwise set forth in the most recent notice received by the Senior Indebtedness Representative from a Term Lender referring to the Term Loan Agreement for purposes of providing the identity and address of each Term Lender. The Term Lenders agree that any notices required to be given to the Term Lenders shall be effective if such notice is given to the Subordinated Administrative Agent or other representative of the Term Lenders. For so long as the Subordinated Obligations are outstanding, the Term Lenders agree to designate and maintain an agent or other representative for such purposes.

     Section 14.13 Liens.

          (a) All Liens granted by the Borrower, or, if applicable, any Guarantor, which at any time secure the Term Loan Agreement, any Term Note or any other Term Loan Document are hereby made, and will at all times prior to the full payment or discharge of the Senior Indebtedness be, subject and subordinate to all Liens granted by the Borrowers or any Guarantor which at any time secure the Senior Indebtedness, which subordination shall be effective whether or not all such Liens securing Senior Indebtedness have been properly recorded, filed and otherwise perfected prior to all such Liens securing any Term Note and regardless of the relative priority of such Liens as determined without regard to this Agreement. The mortgages included in the Senior Revolving Credit Documents do (and other mortgages, security agreements and similar Senior Revolving Credit Documents may) describe the indebtedness secured thereby in a manner which might include indebtedness other than the Senior Indebtedness. For so long as any Term Note is outstanding, as between the Term Lenders and the holders of the Senior Indebtedness, only the Senior Indebtedness shall be deemed to be secured by any Liens granted under the Senior Revolving Credit Documents.

          (b) Each Term Lender agrees that it will not initiate, join in or prosecute any claim, action or other proceeding challenging the validity or enforceability of the Senior Indebtedness or the Liens securing the Senior Indebtedness. Term Lenders agree that they will not challenge, object to or in any respect inhibit or otherwise interfere with the holders of the Senior Indebtedness enforcement at any time of any of their rights or remedies under any Senior Revolving Credit Documents.

          (c) The Subordinated Administrative Agent agrees to promptly release all Liens granted by the Borrower, or, if applicable, any Guarantor, which at any time secure the Term Loan Agreement, any Term Note or any other Term Loan Document if such release is authorized by the terms of the Senior Revolving Credit Documents.

     Section 14.14 Legend.

          (a) Each Term Note shall be conspicuously inscribed with a legend substantially in the form and substance as follows:

               PAYMENT OF THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED NOVEMBER 15, 2005 BY AND AMONG PARALLEL PETROLEUM CORPORATION, PARALLEL, L.P., PARALLEL, L.L.C., BNP PARIBAS, AS THE SUBORDINATED ADMINISTRATIVE AGENT AND CITIBANK TEXAS, N.A., AS THE SENIOR ADMINISTRATIVE AGENT, BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, THE PROVISIONS OF WHICH AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

          (b) Each Borrower and each Term Lender or the Subordinated Administrative Agent or other representative of the Term Lenders shall cause each mortgage, security agreement and other instrument securing all or any part of the Subordinated Obligations to be conspicuously inscribed with a legend substantially in the form and substance as follows:

               ALL LIENS AND RIGHTS GRANTED BY THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED NOVEMBER 15, 2005 BY AND AMONG PARALLEL PETROLEUM CORPORATION, PARALLEL, L.P., PARALLEL, L.L.C., BNP PARIBAS, AS THE SUBORDINATED ADMINISTRATIVE AGENT AND CITIBANK TEXAS, N.A., AS SENIOR ADMINISTRATIVE AGENT, BE SUBORDINATE AND JUNIOR TO ALL LIENS AND RIGHTS GRANTED BY GRANTOR TO SECURE THE SENIOR INDEBTEDNESS REGARDLESS OF THE RELATIVE PRIORITY OF SUCH LIENS, THE PROVISIONS OF WHICH AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

     Section 14.15 Successors and Assigns. Each Term Lender acknowledges and agrees that the provisions of this Agreement are, and are intended to be, an inducement and a consideration to each holder of the Senior Indebtedness to make, extend and continue the Senior Indebtedness; and each holder of the Senior Indebtedness shall be deemed conclusively to have relied upon the provisions of this Agreement in permitting the Borrowers to incur the Subordinated Obligations and in making, extending, continuing and/or acquiring such Senior Indebtedness. This Agreement shall pass to and be fully binding upon the successors and assigns of each Term Lender and shall inure to the benefit of the present and future holders of the Senior Indebtedness and the Senior Indebtedness Representative and their respective successors and assigns (including without limitation any Person refinancing any Senior Indebtedness).

     Section 14.16 Amendments to Term Loan Documents. No provision of the Term Loan Documents shall, without the prior written consent of the Senior Administrative Agent and the Required Senior Revolving Lenders, be amended, supplemented, modified or waived if the effect of such amendment, supplement, modification or waiver would be to (a) increase the amount of, or advance to an earlier date the scheduled maturity date or payment date of, any required payment or prepayment of the principal of the Subordinated Obligations, (b) increase the rate of interest or prepayment charges payable with respect to (or constituting items of) the Subordinated Obligations or (c) add new covenants, representations and warranties or other provisions or otherwise change the terms of the Term Loan Documents in any way which would materially and adversely affect the holders of the Senior Indebtedness.

     Section 14.17 Copies of Documents. The Borrowers shall promptly provide to the Senior Indebtedness Representative copies of (a) any and all notices, consents or waivers sent between the Subordinated Administrative Agent or any other representative of the Term Lenders and any Borrower, Guarantor or Subsidiary, and (b) any and all agreements, documents or instruments related to or in connection with the Subordinated Obligations or the Term Loan Documents.

                                   ARTICLE XV
                             RELIANCE; WAIVERS; ETC.

     Section 15.01 Reliance. The Senior Revolving Credit Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Subordinated Administrative Agent expressly waives all notice of the acceptance of and reliance on this Agreement by the Senior Revolving Lenders.

     Section 15.02 No Warranties or Liability. The Subordinated Administrative Agent and the Senior Administrative Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Revolving Credit Document. Except as otherwise provided in this Agreement, the Subordinated Administrative Agent and the Senior Administrative Agent will be entitled to manage and supervise their respective extensions of credit to the Borrowers in accordance with law and their usual practices, modified from time to time as they deem appropriate.

     Section 15.03 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Borrowers or any of their Subsidiaries with the terms and conditions of any of the Senior Revolving Credit Documents.

                                  ARTICLE XVI
                            OBLIGATIONS UNCONDITIONAL

     Section 16.01 Senior Indebtedness Unconditional. All rights of the Senior Administrative Agent and the Senior Revolving Lenders hereunder, and all agreements and obligations of each of the Subordinated Administrative Agent and Term Lenders, the Borrowers and the Guarantors under the Senior Revolving Credit Documents (to the extent applicable) and hereunder, shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any Senior Revolving Credit Document;

          (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Indebtedness, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Revolving Credit Document;

          (c) prior to the Senior Indebtedness having been paid in full in cash and all commitments to lend thereunder terminated and all letters of credit thereunder terminated or cash collateralized, any exchange, release, voiding, avoidance or non-perfection of any security interest in any collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Indebtedness or any guarantee thereof; or

          (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrowers or any Guarantor in respect of the Senior Indebtedness, or the Subordinated Administrative Agent, the Term Lenders, the Borrowers or any Guarantor, to the extent applicable, in respect of this Agreement.

                                  ARTICLE XVII
                                  MISCELLANEOUS

     Section 17.01 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Revolving Credit Document or the Term Loan Documents, the provisions of this Agreement shall govern.

     Section 17.02 Continuing Nature of Provisions; Termination. This Agreement shall continue to be effective and shall not be revocable by any party hereto until, but, subject to Section 14.10, shall automatically terminate and be of no further force or effect on, the earlier to occur of (i) the date upon which the Senior Indebtedness has been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness have expired, terminated or been fully collateralized in cash and (ii) to the extent not in violation of this Agreement, the date that the Subordinated Obligations have been paid in full. This is a continuing agreement and the Senior Revolving Lenders and the Senior Administrative Agent may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrowers or any Guarantor on the faith hereof.

     Section 17.03 Amendments; Waivers. No amendment, waiver or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Administrative Agent, the Subordinated Administrative Agent and, only if the rights or duties of the Borrowers or any Guarantor are directly affected thereby, such Person.

     Section 17.04 Information Concerning Financial Condition of the Borrower. The Subordinated Administrative Agent and the Senior Administrative Agent each hereby assume responsibility for keeping itself informed of the financial condition of each of the Borrowers and each of the Guarantors and all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or the Subordinated Obligations. The Subordinated Administrative Agent and the Senior Administrative Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Subordinated Administrative Agent or the Senior Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (1) to provide any such information to such other party or any other party on any subsequent occasion, (2) to undertake any investigation not a part of its regular business routine, or (3) to disclose any other information.

     Section 17.05 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Texas, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of Texas are governed by the laws of such jurisdiction.

     Section 17.06 Submission to Jurisdiction; Waiver of Jury Trial.

          (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Texas and of the United States District Court for the Southern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any Senior Revolving Lender may otherwise have to bring any action or proceeding relating to this Agreement or any Senior Revolving Credit Documents against the Borrowers or any Guarantor or its properties in the courts of any jurisdiction.

          (b) The Borrowers, the Guarantor and the Subordinated Administrative Agent hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so (x) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this
Section 17.06 and (y) the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 17.07 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

     Section 17.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior Revolving Lenders and each of the Term Lenders and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any collateral. All references to any Person shall include such Person as debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

     Section 17.09 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 17.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 17.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

     Section 17.12 Consent to Incurrence of Senior Indebtedness. Notwithstanding any provision of the Subordinated Obligations to the contrary, the Subordinated Administrative Agent consents to the incurrence of the Senior Indebtedness in amounts up to the caps on the principal amount thereof set forth in the definition of Senior Indebtedness.

                    [Signature Pages Begin on the Next Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        CITIBANK TEXAS, N.A., as
                                        Administrative Agent for and on behalf
                                        of the Senior Revolving Lenders


                                        By: /s/ Frank K. Stowers
                                            ------------------------------------
                                        Name: Frank K. Stowers
                                        Title: Senior Vice President

                                        Address for notices:

                                        Citibank Texas, N.A.
                                        1004 N. Big Spring, Suite 121
                                        Midland, TX 79701
                                        Attn: Frank K. Stowers, Senior Vice
                                              President
                                        Facsimile: (432) 687-1231

                                        BNP PARIBAS, as Administrative Agent for and on behalf of the Term Lenders


                                        By: /s/ Brian M. Malone
                                            ------------------------------------
                                        Name: Brian M. Malone
                                        Title: Managing Director


                                        By: /s/ Gabe Ellisor
                                            ------------------------------------
                                        Name: Gabe Ellisor
                                        Title: Vice President

                                        Address for notices:

                                        BNP Paribas
                                        1200 Smith Street, Suite 3100
                                        Houston, Texas 77002
                                        Attn: Brian Malone
                                        Facsimile: (713) 659-6915

BORROWERS:                              PARALLEL PETROLEUM CORPORATION


                                        By: /s/ Steven D. Foster
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                        PARALLEL, L.P.
                                        By: Parallel Petroleum Corporation,
                                            its general partner


                                        By: /s/ Steven D. Foster
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


GUARANTOR:                              PARALLEL, L.L.C.


                                        By: /s/ Steven D. Foster
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer

                                        Address for notices:

                                        Parallel Petroleum Corporation and
                                        Parallel, L.P.
                                        1004 North Big Spring, Suite 400
                                        Midland, Texas 79701
                                        Attention: Larry C. Oldham, President.
                                        Facsimile (432) 684-3905

                                        Parallel, L.L.C.
                                        2215-B Renaissance Drive, Suite 5
                                        Las Vegas, Nevada 89119
                                        Attention: Andrew T. Panaccione,
                                                   President
                                        Facsimile (702) 966-4247